Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

dated March 26, 2003

by and between

Flamel Technologies, S.A.

and

SB Pharmco Puerto Rico Inc.

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

-i-

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

This License Agreement (the "Agreement"), dated March 26, 2003 is made by and between SB Pharmco Puerto Rico, Inc., a GlaxoSmithKline company organized and existing under the laws of the territory of Puerto Rico, with its principal place of business at Road 172, KM 9.1/Bo. Certenejas, Cidra, Puerto Rico 00639 (hereinafter, "GSK") and Flamel Technologies, S.A., a corporation organized and existing under the laws of France, with its principal place of business at Parc Club du Moulin a Vent, 33 Avenue du Docteur Georges Levy 69693 Venissieux Cedex, France, (hereinafter, "Flamel") (each a "Party" and collectively, the "Parties").

R E C I T A L S

WHEREAS, Flamel has developed certain proprietary technology related to Flamel Micropump Technology (as defined below);

WHEREAS, GSK and Flamel have undertaken a feasibility study (the "Feasibility Agreement" as defined below) to develop a Formulation (as defined below) by applying the Flamel Micropump Technology to Carvedilol (as defined below and referred to in the Feasibility Agreement the "Molecule");

WHEREAS, Flamel is the owner of all right, title and interest in, or otherwise controls, certain Flamel Patent Rights (as defined below) and Flamel Know-How (as defined below) relating to the use of the Flamel Micropump Technology;

WHEREAS, GSK desires to obtain from Flamel an exclusive license under the Flamel Patent Rights and Flamel Know-How to discover, develop, make, have made, use, market, offer to sell, sell and import the Product (as defined below); and

WHEREAS, Flamel desires to grant to GSK, an exclusive license throughout the world under this Agreement to discover, develop, make, have made, use, market, sell, offer to sell and import the Product throughout the world under the aforesaid Flamel Patent Rights and Flamel Know-How.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, GSK and Flamel hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1.          "Affiliate" means any legal entity (such as a corporation, partnership, or limited liability company) that directly or indirectly Controls, is Controlled by or is under common Control with a Party to this Agreement. For the purposes of this definition, the term "Control" means: (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities (or such lesser percentage required under local jurisdiction); (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities; or (iii) the ability to direct the affairs of any such entity.

1

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

1.2.          "Calendar Quarter" means a three (3) month period ending on March 31, June 30, September 30 or December 31.

1.3.          "Carvedilol" means (1-(9H-carbazol-4-yloxy)-[[2-2(2-methoxyphenoxy)ethyl] amino]-2-propanol), the compound that is known by the generic name of Carvedilol and including all racemates, chelates, complexes, enantiomers, diastereoisomers, salts, bases, esters, hydrates, solvates, polymorphs, crystal forms, crystal habits, prodrugs, isotopic or radiolabeled equivalents, metabolites, or the like, thereof and all mixtures and any of the foregoing, and compositions comprising Carvedilol.

1.4.          "Confidential Information" means (i) any proprietary or confidential information or material in tangible form disclosed by a Party hereunder that is marked as "Confidential" at the time it is delivered to the receiving Party, and/or (ii) proprietary or confidential information disclosed orally hereunder that is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within a reasonable period of time thereafter by the disclosing Party.

1.5.          "Control," "Controls," "Controlled," or "Controlling" means (except with respect to "Affiliate" as defined in Section 1.1) possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any license agreement or other arrangement with any Third Party, or any government regulation or statute.

1.6.          "Commercially Reasonable Efforts" means efforts and resources comparable to those used by GSK and its Affiliates for a compound or product with similar market or commercialization prospects at a similar stage in its product life cycle, taking into account the stage and risk of development or commercialization of Product, the cost-effectiveness of efforts or resources while optimizing profitability, the competitiveness of alternative compounds or products that are or are expected to be in the marketplace, the scope and duration of patent rights or other proprietary rights related to Product, the profitability of Product and alternative products and other relevant commercial factors.

1.7.          "Cost Of Goods Sold" or "COGS" means Flamel's fully allocated cost of manufacturing, comprising all direct costs (including but not limited to, labor, materials, energy, utilities, quality control or other costs incurred directly in the manufacturing of Product that is the active pharmaceutical ingredient thereof) and indirect costs (including but not limited to administrative labor costs, manufacturing facility and equipment maintenance, relevant insurance, and depreciation of manufacturing equipment and manufacturing facilities) specifically allocable to the production and delivery of Product to GSK; such calculation being based upon accepted contract manufacturing industry standards or generally accepted accounting principles.

1.8.          "EMEA" means the European Agency for the Evaluation of Medicinal Products or any successor agency thereof performing similar functions.

2

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

1.9.          "Effective Date" means the date on which this Agreement is executed.

1.10.        "FDA" means the Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency thereof performing similar functions.

1.11.        "Feasibility Agreement" means the Feasibility Study Agreement dated April 8, 2002 between SmithKline Beecham Corporation d/b/a GlaxoSmithKline and Flamel Technologies, S.A., as amended.

1.12.        "First Commercial Sale" means the first sale of Product to a Third Party by GSK or its Affiliate(s) or sublicensee(s) in a country in the Territory.

1.13.        "Flamel Micropump Technology" means a multiple-dose system containing a large number of microparticles that may be contained in capsule, tablet, orally dispersible, sachet or suspension formulations. It is expected that the microparticles are released in the stomach and pass into the small intestine, where each microparticle operates as a miniature delivery system, releasing the drug at a controlled rate and over an extended period of time.

1.14.        "Flamel Patent Rights" means: (i) all patents and patent applications in existence as of the Effective Date or during the Term of this Agreement claiming generically or specifically a product or process using the Flamel Micropump Technology; and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions that extend any of the subject matter of the patent applications or patents in clause (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case that is owned or Controlled, in whole or part, by license, assignment or otherwise by Flamel as of the Effective Date, or during the Term of the Agreement, to the extent Flamel has the right to license or sublicense such Flamel Patent Rights, and subject to any limitations of any such license or sublicense. The current list of patent applications and patents encompassed within Flamel Patent Rights is set forth in Schedule 1.14, which shall be updated by Flamel on a semi-annual basis during the Term of the Agreement. For the avoidance of doubt, Flamel Patent Rights shall include Flamel-Owned Inventions (as defined in Section 5.1.3).

1.15.        "Flamel Know-How" means all ideas, non-public inventions, data, instructions, processes, procedures, formulas, expert opinions and information, including, without limitation, biological, chemical, toxicological, pharmacological, physical and analytical, formulation, clinical, analytical, stability, safety, manufacturing and quality control data and information, in each case, that are necessary or useful for the development, testing, use, manufacture or sale of the Formulation or Product and that is in the possession of and owned or Controlled by Flamel as of the Effective Date or during the Term of this Agreement. Flamel Know-How shall include Flamel-Owned Inventions (as defined in Section 5.1.3), but only to the extent that such are not included in Flamel Patent Rights. Flamel Know-How shall be Confidential Information of Flamel as defined in Section 1.4.

1.16.        "Formulation" means any formulation of Carvedilol developed under the Feasibility Agreement.

3

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

1.17.        "Full-Time Equivalent" or "FTE" means the effort equivalent to one (1) full-time employee of Flamel working on a specific project or task assigned by GSK under this Agreement, who is qualified to perform such work, based on a total of one thousand, eight hundred and eighty (1,880) hours of work per year, as further explained in Section 3.8 hereof.

1.18.        "Licensed Technology" means Flamel Know-How and Flamel Patent Rights.

1.19.        "Joint Development Committee" means the Joint Development Committee described in Section 4.5.

1.20.        "Major Market" means any one of the following countries: the United Kingdom; France, Spain; Germany; Italy; Japan; or the United States.

1.21.        "Marketing Authorization Application" or "MAA" means a Marketing Authorization Application submitted to the EMEA for the purpose of obtaining European Commission approval or any other applications for Registration based on mutual recognition procedure by the Committee for Proprietary Medicinal Products ("CPMP") for the marketing of a Product for the countries located within the EU.

1.22.        "Marketing Approval" means the approval of an NDA in the US, the approval of an MAA in the EU, or any corresponding approvals in any other countries of the Territory, including any pricing and reimbursement approvals in any country of the Territory where such approvals are required for commercially reasonable launch of a Product in such country.

1.23.        "New Drug Application" or "NDA" means a means a New Drug Application submitted to the FDA to obtain FDA approval for the marketing of a Product in the United States.

1.24.        "Net Sales" means the actual invoiced gross sales of Product to Third Parties by GSK, its Affiliates or sublicensees, as recorded by the selling party in accordance with generally accepted accounting principals, less the following to the extent included in the calculation of invoiced sales:

(i)	credited allowances to such Third Party customers for spoiled, damaged, rejected, recalled, outdated and returned Products and for reasonable retroactive price reductions;

(ii)	freight, transportation, warehousing, storage, postage and insurance invoiced to such Third Party;

(iii)	the amounts of trade and cash discounts actually allowed, to the extent such trade and cash discounts are specifically allowed on account of the purchase of such Product;

(iv)	sales taxes, excise taxes, use taxes and import/export duties actually due or incurred in connection with the sales of the Product to any Third Party;

4

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(v)	reasonable allowances, adjustments, reimbursements, discounts, chargebacks and rebates granted to Third Parties, including, but not limited to, rebates given to health care organizations or other Third Parties, whether during the actual royalty period or not;

(vi)	any bona fide payment made by GSK to government agencies with respect to sales of Product in order to be allowed to tender the sale of the Product in a given country in the Territory, and any bona fide payment made by GSK to any Third Parties for assistance provided to GSK in this process; and

(vii)	actual chargeoffs for bad debt.

Sales or transfers of Product among GSK, an Affiliate and/or a sublicensee shall be excluded from the computation of Net Sales, and no royalties will be payable on such sales.

1.25.         "Product" means any presentation or presentations of Carvedilol that incorporate the Licensed Technology, alone or in combination with other therapeutically active compounds, for the therapeutic or prophylactic treatment of diseases and conditions in humans in any dosage or strength.

1.26.         "Term" means the term of this Agreement as set forth in Section 9.1.1.

1.27.         "Territory" [***] provided that, should this Agreement expire as to any country or territory pursuant to Section 9.1, or should GSK terminate this Agreement as to any country or territory pursuant to Section 9.4, such country or territory shall no longer be considered within the Territory. As used in this Agreement, "country" shall refer to country or territory, as appropriate.

1.28.         "Third Party(ies)" means any party(ies) other than Flamel, GSK, or an Affiliate of either of them.

1.29.         "Valid Claim" means either: (i) a claim of an issued or unexpired patent within Flamel Patent Rights that has not been held unenforceable, unpatentable or invalid by a governmental agency or a court of competent jurisdiction in any unappealable or unappealed decision within the time allowed for appeal, and that has not been admitted to be unenforceable, unpatentable or invalid through abandonment, reissue, disclaimer or otherwise, or (ii) a claim of a pending patent application within Flamel Patent Rights that has not been abandoned or finally rejected by Flamel without the possibility of appeal or refiling, such that the claim at issue has been under examination for less than three (3) years; provided, however, that such three (3) year time limit shall not apply if Flamel has exercised diligence in pursuing such pending patent application.

1.30.         "Work Plan" means the plan, as described in Sections 4.3 and 4.5, and as forth in Schedule 1.30 to this Agreement, attached hereto and incorporated herein.

5

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 2
LICENSE GRANTS

2.1.          Statement of Ownership. The Parties agree that GSK owns the Formulation; provided, however, that such ownership shall not be construed to grant GSK any ownership rights to the Licensed Technology.

2.2.          License Grant from Flamel to GSK. Subject to the terms and conditions of this Agreement, Flamel hereby grants to GSK an exclusive license, even as to Flamel, with the right to grant sublicenses, under Licensed Technology, to make, have made, use, sell, offer for sale and import the Product in the Territory. Subject to the provisions of Article 3 hereof, such right shall expressly include the right to sublicense all aspects of the development, manufacture and commercialization of the Product without further consent or approval of Flamel.

2.3.          Exclusivity Covenant. Subject to the terms and conditions of this Agreement, Flamel agrees that Flamel will not develop or grant rights of any kind to any Third Party under the Licensed Technology related to Carvedilol.

ARTICLE 3
PAYMENTS

3.1.          Initial Fee to Flamel. In partial consideration for the license to Licensed Technology granted to GSK under Section 2.1 of this Agreement, GSK shall pay to [***] on or before March 31, 2003.

3.2.          Milestone Payments to Flamel. In partial consideration for the license to Licensed Technology granted to GSK under Section 2.1 of this Agreement, GSK shall pay Flamel the following amounts following the first achievement by Flamel, GSK, its Affiliates or sublicensees, as applicable, as the case may be, of each of the following milestone events with respect to the Product ("Milestones"):

	Milestone Event	Amount

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6	[***]	[***]

7.	[***]	[***]

6

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

	Milestone Event	Amount

8.	[***]	[***]

9.	[***]	[***]

10.	[***]	[***]

provided that:

(i)	No Milestone shall be paid more than one time;

(ii)	Payment shall not be owed for a Milestone Event that is not achieved;

(iii)	The occurrence of all events leading to Milestones shall be determined by criteria reasonably established by GSK and provided in writing by. GSK to Flamel;

(iv)	Milestone payments shall be payable by GSK to Flamel within forty-five (45) business days after achievement of the Milestone; and

(v)	Milestone payments shall be payable when achieved, regardless of the order in which they are achieved.

3.3.          Royalties.

(a)          Royalty Rate. In partial consideration of the license and rights granted under Section 2.1, GSK shall pay royalties to Flamel on Net Sales of all Products covered by a Valid Claim equal to (i) [***] of annual Net Sales of such Products up to and including [***], (ii) [***] on annual Net Sales of such Products in excess of [***] and up to and including [***], and (iii) [***] on annual Net Sales of such Products in excess of [***].

Example: In the event Net Sales of the Product equal [***], GSK shall pay a royalty [***], calculated as follows: [***] multiplied by [***], plus [***] multiplied by [***], plus [***] multiplied by [***].

(b)          Payment of Royalties. Payment of royalties shall be made [***] days after the end of each Calendar Quarter on all Net Sales of the Product in the preceding quarter ("Quarterly Payment"). Each Quarterly Payment shall be accompanied by a report detailing the total Net Sales of the Product by country in the Territory for the preceding Calendar Quarter, GSK shall include in the Quarterly Payment for the fourth Calendar Quarter of each calendar year any additional royalties owed for Net Sales in the calendar year to which the last Calendar Quarter relates, based on the annual Net Sales. On or before the end of the first Calendar Quarter following any calendar year, GSK shall reconcile the actual royalties paid to Flamel during the prior calendar year against the amount of royalties that should have been paid to Flamel during that calendar year. In the event that GSK has overpaid the royalties due Flamel, GSK shall be entitled to deduct such overpayment from the royalties determined to be due for the first Calendar Quarter of the calendar year following the calendar year in which the overpayment was made or, if no royalties are due for the first calendar year, in any subsequent Calendar Quarter in which royalties are due to Flamel. The Net Sales calculation includes estimated sales adjustments for Medicare/Medicaid and Managed Care Rebates and chargebacks. Upon verification of actual sales adjustments, actual Net Sales will be reconciled against the estimated Net Sales. Any necessary adjustments, whether in the form of a credit or a debit, will be reflected in the next quarterly report due Flamel.

7

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

3.4.          Royalties on Net Sales Where No Valid Claim of Flamel Patent Rights Exists. In the event that no royalty on certain Net Sales is paid under Section 3.3 because no Valid Claim exists in a country, as further consideration for the licenses granted to GSK under Section 2.2 of this Agreement, GSK shall pay to Flamel [***] of the otherwise applicable royalty rate set forth in Section 3.3 on such Net Sales in such country.

3.5.          Single Royalty; Non-Royalty Sales. No royalty shall be payable under Section 3.3.1 above with respect to sales of the Product among GSK, its Affiliates and sublicensees for resale to a Third Party. In no event shall more than one such royalty be due Flamel hereunder with respect to the sale of Product, even if such Product is covered by more than one Valid Claim.

3.6.          Compulsory Licenses. Should a compulsory license be granted by Flamel to a Third Party under the applicable laws of any country in the Territory with respect to Product under the Licensed Technology licensed hereunder to GSK, the royalty rate payable hereunder for sales of Products in such country will be adjusted to match any lower royalty rate granted to such Third Party for such country, with respect to the sales of such Products, and during such periods, for which such Third Parties sell under the compulsory license material quantities of articles that compete with the Products then marketed and sold by GSK in that country comprising the Product identical to the compound contained in such articles.

3.7.          Third Party Fees or Royalties.

(a)          Flamel shall be fully responsible for obtaining a Third Party license and for the payment of any additional royalties, license fees, milestones and any and all other payments due to Third Parties where:

(i)	the use, development, manufacture, marketing, selling or importing of Product under Licensed Technology is deemed by a court of competent jurisdiction to infringe a claim of a patent(s) owned or controlled by a Third Party in any given country of the Territory and Flamel or GSK licenses such patent(s) in settlement of such claims; and

(ii)	both Parties agree, or it is determined by outside counsel approved by both Parties, that it is necessary for Flamel to take a license to a Third Party and to pay royalties or other fees to such Third Party to obtain a license to practice any Third Party's rights in order to manufacture, use, commercialize or develop a Product under the Licensed Technology in any given country of the Territory.

8

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(b)          If GSK and Flamel together have a reasonable belief that a Third Party may assert a claim or right against GSK or Flamel with respect to the Licensed Technology that may result in an infringement claim being brought or asserted by such Third Party with respect to the Licensed Technology, then in such event, GSK may, or may request Flamel to, obtain a license or other settlement with such Third Party, and if GSK obtains such a license, GSK may offset the costs of such royalties or settlement amounts against payments otherwise due Flamel. If Flamel obtains such a license, Flamel will bear all costs associated with such license. If GSK alone has a reasonable belief that a Third Party may assert a claim or right against GSK or Flamel with respect to the Licensed Technology that may result in an infringement claim being brought or asserted by such Third Party with respect to the Licensed Technology, but Flamel does not share such belief, GSK may still obtain a license or other settlement with such Third Party at GSK's sole expense and GSK shall be entitled to submit the matter to arbitration. If the arbitrator determines that the manufacture, use, commercialization or development of Product under the Licensed Technology impinges upon the intellectual property rights of any Third Party such that it is necessary for Flamel and/or GSK to pay royalties or other fees to such Third Party to obtain a license to practice any Third Party's rights in order to manufacture, use, commercialize or develop a Product under the Licensed Technology in any given country of the Territory, then GSK shall be entitled to offset one hundred percent (100%) of the costs of associated with such license or settlement against payments otherwise due Flamel. For the avoidance of doubt, if GSK seeks a license to the Third Party technology that is solely a gastro-retentive technology, then the costs of such license will be borne solely by GSK.

3.8.          Flamel FTE Payments. As consideration for work conducted by Flamel FTE's as authorized by GSK, GSK shall pay Flamel per year per Flamel FTE at a rate of [***] per hour, which rate shall increase each calendar year upon the anniversary date of the Effective Date by a factor to be agreed between the Parties as reasonably reflecting the prevailing rate of inflation in France in the previous calendar year but no greater than [***], and shall reimburse Flamel for all GSK pre-approved out-of-pocket costs and expenses (including, but not limited to, reasonable travel and hotel costs) as authorized by GSK. GSK shall make payment to Flamel on a quarterly basis for work conducted by Flamel and authorized by GSK within [***] days of receipt of an invoice from Flamel. Each invoice shall describe in detail the work performed by Flamel FTE's and a breakdown of hours of work performed, as is customary for the industry and the type of work being performed. All FTE's shall be deemed employees of Flamel and Flamel shall be responsible for paying all FTE's salaries, benefits, and payroll (or similar) taxes. It is understood that Flamel shall keep weekly records of the FTE costs which shall be sufficient for purposes of this Agreement.

9

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

3.9.          Right to Offset. The Parties agree that in the event that any payment obligation on the part of Flamel to GSK under the terms of this Agreement is not made by Flamel when such payment is due, then in such event and as long as such amount remains unpaid, GSK shall be entitled to offset such unpaid amount against any amounts which may otherwise be due to Flamel from GSK. In the event that GSK is required to pay a license payment in the form of a lump sum payment or an ongoing royalty stream to a Third Party as part of a settlement of a patent infringement claim, suit or proceeding relating to the license granted under Section 2.2 of this Agreement, or in the event that there has been an error in the calculation of 14TE costs or Cost of Goods Sold resulting in an overpayment by GSK to Flamel for such FTE's or Product, GSK shall be entitled to offset such payment(s), or overpayment, as the case may be, from the royalties due Flamel under this Agreement.

3.10.         Currencies. Payments under this Agreement shall be made in United States Dollars. Revenues and expenses for each country shall be converted into United States Dollars using the applicable exchange rate for converting such local currency to the United States Dollar in accordance with the exchange rates reasonably used by GSK in producing its financial accounts at the time.

3.11.         Manner of Payment. All sums due to Flamel under this Agreement shall be payable in US dollars by wire transfer in immediately available funds to the designated account below in accordance with the following wire instructions, or such other account and instructions as may from time to time be designated in writing by an officer of Flamel:

Bank:	Citibank F.S.B.
ABA Number:	254070116
Account Name:	Flamel Technologies, S.A.
Account Number:	6678 8404

GSK shall use its reasonable efforts to notify Flamel as to the date and amount of any such wire transfer to Flamel at least two (2) business days prior to such transfer.

3.12.         Tax Withholding. GSK may withhold taxes in the event that revenue authorities in any country require the withholding of taxes on amounts paid hereunder to Flame. GSK will deduct such taxes from such payment and will be paid by GSK to the proper taxing authority on behalf of Flamel. GSK will procure a tax receipt or provide such other proof of payment for any such withholding evidencing payment of such taxes, which will be forwarded to Flamel. GSK agrees to assist Flamel in claiming exemption from such deductions or withholdings under any applicable double taxation or similar agreement or treaty.

10

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

3.13.         Financial Records and Audits.

(a)          Flamel's Right to Audit. Flamel, at its own cost, through an independent auditor reasonably acceptable to GSK, may inspect and audit the records of GSK pertaining to the sale of Product and any estimated or actual royalties due to Flamel under Section 3.3. GSK shall provide such auditors with access to the records during reasonable business hours. Such access need not be given to any such set of records more often than once each calendar year, or more than three (3) years after the date of any report to be audited, and the auditors shall report to Flamel only the amount of royalty due, based on good faith estimates of Net Sales. Flamel shall provide GSK with written notice of its election to inspect and audit the records related to the royalty due hereunder not less than thirty (30) days prior to the proposed date of review of GSK's records by Flamel's auditors. GSK shall maintain sufficient records to permit the inspection and auditing permitted hereunder for three (3) years after the date of each respective reporting period. GSK shall prepare its records and reports according to the generally accepted accounting principles of the United Kingdom. The auditor's review shall be limited to determining whether a good faith estimate was used in the royalty calculation, and shall not be based upon whether such estimate was, in fact subsequently determined to be less than the actual Net Sales. Should the auditor find any underpayment of royalties paid as a result of such quarterly estimates not being conducted in good faith, GSK shall promptly pay Flamel the amount of such underpayment, plus interest at the rate of [***] per month or portion thereof on the amount of any underpayment from the date payment was due, and shall reimburse Flamel for the cost of the audit should such underpayment equal or exceed [***] of royalties paid during the time period audited. Should the auditor find any underpayment of royalties based upon the reconciled annual Net Sales, GSK shall promptly pay Flamel the amount of such underpayment, plus interest at the rate of [***] per month or portion thereof on the amount of any underpayment from the date payment was due, and shall reimburse Flamel for the cost of the audit should such underpayment equal or exceed [***] of royalties paid during the time period audited.

(b)          GSK's Right to Audit. GSK, at its own cost, through an independent auditor reasonably acceptable to Flamel, may inspect and audit the records of Flamel pertaining to 1i and manufacturing costs, including the calculation of Cost of Goods Sold. Flamel shall provide such auditors with access to the records during reasonable business hours. Such access need not be given to any such set of records more often than once each calendar year, or more than three (3) years after the Effective Date, and the auditors shall report to GSK only as to whether an error was made in the calculation of FIE costs or Cost of Goods Sold. GSK shall provide FLAMEL with written notice of its election to inspect and audit the records related to FTE costs and the Cost of Goods Sold calculation not less than thirty (30) days prior to the proposed date of review of Flamel's records by GSK's auditors. Flamel shall maintain sufficient records to permit the inspection and auditing permitted hereunder for three (3) years after the Effective Date. Should the auditor find any error, GSK shall be entitled to offset such overpayment in accordance with Section 3.9.

ARTICLE 4
DEVELOPMENT, COMMERCIALIZATION AND SUPPLY

4.1.          Responsibility for Product Development and Commercialization by GSK. GSK shall undertake and resource all development of Product in the Territory so long as it retains full rights thereto under this Agreement, and shall bear all costs it incurs in conducting such development, including, without limitation, expenses incurred in conducting clinical trials. GSK shall be responsible, at its sole expense on a country-by-country basis, for the commercialization and distribution of the Product in the Territory so long as GSK retains rights, on a country-by-country basis, thereto under this Agreement. Notwithstanding the first two sentences of this Section 4.1, GSK has the sole discretion, using its reasonable business judgment, to decide whether to develop or commercialize Product in any country in the Territory.

11

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

4.2.          Flamel Technology Transfer. Within fifteen (15) days of GSK's request, Flamel shall use its commercially reasonable efforts to promptly transfer, or cause to be transferred to GSK, a copy of Flamel Know-How relating to Flamel Micropump Technology, the Formulation and the Product, to enable GSK to develop, manufacture and commercialize Product, at GSK's expense. Such technology shall include, at a minimum, the information set forth in Schedule 1.30 to this Agreement, attached hereto and incorporated herein.

4.3.          Flamel Assistance. From time to time, GSK may request Flamel's assistance in the development and commercialization, of the Formulation or Product and Flamel shall perform such work as is reasonably requested by GSK in a written statement of work that shall include an estimate of the costs of such work and authorized in writing by the JDC. GSK will compensate Flamel for such authorized work performed in accordance with such statement of work pursuant to Section 3.8.

4.4.          Development and Filing by GSK. GSK shall use Commercially Reasonable Efforts to file an NDA for a Product in the United States in a timely manner, consistent with the development plan for the Product and taking into consideration the regulatory and commercial climate and scientific and clinical requirements for the development of the Product. GSK shall keep Flamel apprised of its timings for such filing and all progress via the JDC set forth in Section 4.5, including reasons for any changes to such filings. From time to time, GSK may request Flamel's assistance in the preparation of the NDA and/or the MAA, and Flamel shall perform such work as is reasonably requested by GSK. GSK will compensate Flamel for such work pursuant to Section 3.8.

4.5.          Joint Development Committee. Promptly after the Effective Date, the Parties shall establish a Joint Development Committee ("JDC"). The JDC shall be chaired by GSK and GSK shall be responsible for the issuance of all meeting minutes. The JDC shall have the responsibility to oversee, review, coordinate and expedite the transfer of technology and the development of Product and the progress of work being conducted under the Work Plan, and to update the Work Plan from time to time. The JDC shall be comprised of three (3) GSK representatives and three (3) Flamel representatives. The JDC shall meet quarterly, or as more or less often as otherwise agreed by the Parties, at such locations as the Parties agree. Any decision that cannot be made unanimously by the JDC shall be discussed by the appropriate representatives of the Parties; provided that, in the event of continued disagreement, or otherwise, GSK shall make all final decisions regarding the conduct and progress of the development and commercialization of Product.

4.6.          Completion of Existing Studies initiated by Flamel prior the Effective Date. The Parties acknowledge that Flamel is conducting additional studies with respect to the Flamel Micropump Technology and Carvedilol. These studies are listed in Schedule 4.6. Flamel agrees to complete these studies pursuant to the terms of the Feasibility Agreement and will provide such necessary quantities and doses of clinical trial materials as listed on Schedule 4.6 of the "small particle micropump" to GSK.

12

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

4.7.          Supply. Within ninety (90) days after the Effective Date, the Parties shall negotiate the terms of supply for Phase II clinical supply of Product, and, if in GSK's reasonable judgement, GSK requires Flamel to supply a portion or all of GSK's requirements of the Formulation or Product for Phase III and/or commercial supply, the Parties will negotiate the terms of such supply in a definitive agreement (the "Supply Agreement"). The Supply Agreement will contain terms and conditions as are customary on the pharmaceutical industry and shall include, but not be limited to terms covering the quality, specifications, yield, quantity, payment, batch failure, change control, regulatory obligations and audits, audit rights for GSK consistent with rights granted herein, information related to manufacture of Product and the Formulation, QA release, testing and shipping requirements. All supply of Product for Phase II or Phase III clinical studies shall be at a price equal to [***]. All supply of Product for commercial sale shall be at a price equal to [***]. Notwithstanding the foregoing, and irrespective of the audit provisions contained in the Supply Agreement, GSK shall be entitled to conduct an audit of Flamel's manufacturing facilities prior to the implementation of the Supply Agreement for the purpose of ascertaining the commercial readiness of Flamel to manufacture Product. Such audit shall occur upon advance reasonable notice, in writing, delivered at least five (5) days' prior such audit and no more than once per annum.

ARTICLE 5
INTELLECTUAL PROPERTY

5.1.          Ownership of Inventions.

5.1.1.          Inventions under the Feasibility Agreement. Notwithstanding anything to the contrary herein, all inventions owned by GSK under the Feasibility Agreement shall continue to be the exclusive property of GSK, and all inventions owned by Flamel under the Feasibility Agreement shall continue to be the exclusive property of Flamel.

5.1.2.          GSK Ownership. Flamel shall promptly disclose to GSK any inventions or improvements made or conceived by Flamel, or any person under Flamel's supervision, either alone or jointly in the course of or as a result of the work under the Feasibility Agreement, or hereunder that pertain to Carvedilol, the Formulation and/or Product (the "GSK-Owned Inventions). All inventions resulting from the Feasibility Agreement or hereunder that relate to Carvedilol, the Formulation and/or Product shall be owned by GSK irrespective of whether the inventor is an employee of Flamel or GSK or whether there are joint inventors, some of whom are employees of Flamel and some of whom are employees of GSK. GSK shall have the right to file patent applications on any such GSK-Owned Inventions and shall receive the cooperation of the employees of Flamel in preparing such patent applications.

5.1.3.          Flamel Ownership. GSK shall promptly disclose to Flamel any inventions or improvements that pertain solely to the Flamel Micropump Technology made or conceived by GSK, or any person under GSK's supervision, either alone or jointly in the course of or as a result of work under the Feasibility Agreement or hereunder, or as a result of information supplied hereunder that pertain to the Flamel Micropump Technology (the "Flamel-Owned Inventions"). All inventions resulting from the Feasibility Agreement or hereunder relating solely to the Flamel Micropump Technology shall be owned by Flamel irrespective of whether the inventor is an employee of Flamel or GSK or whether there are joint inventors, some whom are employees of Flamel and some of whom are employees of GSK. Flamel shall have the right to file patent applications on any such Flamel-Owned Inventions and shall receive the cooperation of the employees of GSK in preparing such patent applications.

13

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

5.2.          Disclosure of Flamel Patent Rights. Flamel warrants and represents that it has disclosed, or promptly after the Effective Date hereof, will disclose to GSK the complete texts of all Flamel Patent Rights including all patent applications filed by Flamel as of the Effective Date that relate or may reasonably relate to the Formulation and/or Product. Flamel warrants and represents that it has disclosed all information received as of the Effective Date concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a Flamel Patent Right anywhere in the Territory. Flamel further warrants and represents that it will disclose to GSK the complete texts of all Flamel Patent Rights, including all patent applications filed by Flamel after the Effective Date that relate, or may reasonably relate to the Formulation and/or the Product as well as all information received after the Effective Date concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a Flamel. Patent Right anywhere in the Territory. GSK shall have the right to review all such pending applications to the extent that they may have a material impact on the Product and other proceedings and make recommendations to Flamel concerning them and their conduct. Flamel agrees to keep GSK promptly and fully informed of the course of patent prosecution or other proceedings by means that include providing GSK with copies of substantive communications, search reports and Third Party observations submitted to or received from patent offices throughout the Territory. GSK shall provide such patent consultation to Flamel at no cost to Flamel and shall treat all information disclosed to it under this Section as confidential and subject to the provisions of this Agreement.

5.3.          Filing, Prosecution, Maintenance. Each Party shall promptly notify the other on at least a quarterly basis, upon the making, conceiving or reducing to practice of any intellectual property, invention or discovery referred to in Section 5.1. With respect to any such invention:

(a)          GSK shall have the first right, using in-house or outside legal counsel selected at GSK's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such GSK Owned Inventions in countries of GSK's choice throughout the Territory, for which GSK shall bear the costs relating to such activities which occur at GSK's request or direction. GSK shall solicit Flamel's advice and review of the nature and text of any such patent applications to the extent such are related to the Flamel Micropump Technology and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GSK shall take into account Flamel's reasonable comments related thereto.

(b)          Flamel shall have the first right, using in-house or outside legal counsel selected at Flamel's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such Flamel Owned Inventions in countries of Flamel's choice throughout the Territory, for which Flamel shall bear the costs. Flamel shall solicit GSK's advice and review of the nature and text of such patent applications to the extent such are related to the Product or the Formulation and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Flamel shall take into account GSK's reasonable comments related thereto.

14

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(c)          If Flamel, prior or subsequent to filing patent applications on any Flamel Patent Rights that are owned in whole by Flamel and are necessary or reasonably related to the Formulation and/or the Product and Flamel elects not to file, prosecute or maintain such patent applications or ensuing patents or claims encompassed by such patent applications or ensuing patents in any country of the Territory, Flamel shall give GSK notice thereof within a reasonable period prior to allowing such patent applications or patents or such claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and GSK shall thereafter have the right, at its sole expense and for Flamel's benefit, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

(d)          Each of Flamel and GSK shall hold all information it presently knows or acquires under this Section that is related to all such patents and patent applications as confidential and subject to the provisions of Article 7 of this Agreement.

(e)          Each Party shall cooperate with the other as reasonably requested to effect the provisions of this Section 5.3.

5.4.          Flamel Patent Rights. In the event that a Party learns that any Flamel Patent Rights necessary for the development, manufacture, use and/or sale of a Product are infringed or misappropriated by activities by a Third Party in any country in the Territory relating to Product, or are subject to a declaratory judgment action arising from such infringement in such country, such Party shall promptly notify the other Party hereto. GSK shall have the initial right (but not the obligation) to enforce such Flamel Patent Rights, or defend any declaratory judgment action with respect thereto, at its expense, and to use Flamel's name in connection therewith; provided that such use without Flamel's written consent may only occur where required by law for GSK to bring such action. In the event that GSK fails to initiate a suit to enforce such Flamel Patent Rights against such a Third Party in any jurisdiction in the Territory within ninety (90) days after notification of such infringement, Flamel may initiate such suit in the name of the Flamel with regard to the applicable Flamel Patent Rights against such infringement, at the expense of Flamel, and to use GSK's name in connection therewith. The Party involved in any such claim, suit or proceeding (the "Enforcing Party"), shall keep the other Party hereto reasonably informed of the progress of any such claim, suit or proceeding. Flamel and GSK shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. Any excess amount shall be distributed between the Enforcing Party and the other party in the ratio equivalent to the profit GSK derives from Product in the Territory relative to the royalty Flamel derives from Product in the Territory, with the Enforcing Party receiving the larger proportion of the excess amount.

15

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

5.5.          Infringement Claims. If the manufacture, sale or use of Product in the Territory pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Flamel or GSK, such Party shall promptly notify the other Party hereto. If GSK is not named as a Party in such a claim, suit or proceeding, GSK may, at its own expense and through counsel of its own choice, seek leave to intervene in such claim, suit or proceeding. Flamel agrees not to oppose such intervention. If GSK, and not Flamel, is named as a Party to such claim, suit or proceeding, GSK shall have the right to control the defense and settlement of such claim, suit or proceeding, at its own expense, using counsel of its own choice, however Flamel, at its own expense and through counsel of its own choice, may seek to intervene if the claim, suit or proceeding relates to the commercialization of the Product, and in such event, GSK agrees not to oppose such intervention. If GSK is named as a Party and Flamel shall, at any time, tender its defense to GSK, then GSK shall defend Flamel in such claim, suit or proceeding, at GSK's own expense and through counsel of its own choice, and GSK shall control the defense and settlement of any such claim, suit or proceeding; provided, GSK shall not enter into any agreement which (i) extends or purports to exercise GSK's rights under Licensed Technology beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding (a) wrongdoing on the part of Flamel, or (b) the invalidity, unenforceability or absence of infringement of any Flamel Patent Rights, without the prior written consent of Flamel, which consent shall not be unreasonably withheld. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding. Nothing in this Section 5.5 shall limit or modify the provisions of Article 8, which may apply to such infringement claims as discussed herein.

5.6.          Litigation Activities Update. The Parties shall keep one another informed of the status and of their respective activities regarding any litigation or settlement thereof concerning Product; provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a Party pursuant to this Article 5 may be entered into without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

5.7.          Trademarks. GSK, its Affiliates, and its sublicensees shall have the right to market Product under their own labels, tradenames, and trademark(s) (collectively, the "GSK Marks") and GSK shall solely own such trademarks, labels and tradenames. GSK shall be responsible for the selection of all GSK Marks that it employs in connection with Product in the Territory and shall own and control such GSK Marks and retain ownership upon termination or expiration of this Agreement. GSK shall be responsible for filing, registering and maintaining any GSK Marks throughout the Territory.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1.          Flamel Representations and Warranties. As of the Effective Date, Flamel represents and warrants to GSK that:

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CONFIDENTIAL TREATMENT REQUESTED

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(a)          Flamel has full Control of the Licensed Technology to grant the rights and licenses granted under Section 2.2, and that Flamel otherwise has the full right and authority to enter into this Agreement;

(b)          there are no existing or threatened actions, suits or claims pending against Flame' with respect to the Licensed Technology;

(c)          there are no existing or threatened actions, suits or claims pending against Flamel with respect to Flamel's right to enter into and perform Flamel's obligations under this Agreement;

(d)          Flamel has not granted, nor will Flamel grant during the Term of this Agreement, any right, license or interest in or to the Licensed Technology that is in conflict with the rights or licenses granted under this Agreement, nor as of the Effective Date, has Flamel encumbered any Flamel Know-How and/or Flamel Patent Rights;

(e)          to the best of Flamel's knowledge, there is nothing in any Third Party agreement Flamel has entered into that in any way will limit Flamel's ability to perform all of the obligations undertaken by Flamel hereunder, and that Flamel will not enter into any agreement after the Effective Date under which Flamel would incur any such limitations;

(f)          Flamel has no knowledge from which Flamel concludes that the Flamel Patent Rights are invalid or that their exercise would infringe patent rights of Third Parties;

(g)          Flamel has no knowledge from which Flamel concludes that the use of Flamel Know-How by GSK as contemplated by this Agreement would constitute a misappropriation of a Third Party's trade secrets;

(h)          Flamel has not intentionally omitted to furnish GSK with any information requested by GSK, nor intentionally concealed from GSK, any information in its possession concerning the Licensed Technology or Product, or the transactions contemplated by this Agreement, that would be material to GSK's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein;

(i)          Flamel has not intentionally concealed from GSK the existence of any data or information concerning the Licensed Technology or the Product that suggests that there may exist quality, toxicity, safety and/or efficacy concerns that may materially impair the utility and/or safety of Product, or anticipated components thereof; and

(j)          to the best of Flamel's knowledge, Flamel has obtained, and will continue to obtain, the assignment of all interests and all rights of any and all Third Parties (including employees) which enable Flamel to grant the license under Section 2.2.

6.2.          GSK Representations and Warranties. GSK represents and warrants to Flamel that, as of the Effective Date:

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(a)          GSK has the full right and authority to enter into this Agreement;

(b)          there are no existing or threatened actions, suits or claims pending against GSK with respect to GSK's right to enter into and perform GSK's obligations under this Agreement, other than as set forth on Schedule 6.2 hereto;

(c)          to the best of GSK's knowledge, there is nothing in any Third Party agreement GSK has entered into, other than as set forth on Schedule 6.2 hereto, that, in any way, will limit GSK's ability to perform all of the obligations undertaken by GSK hereunder; and

(d)          GSK has not omitted to furnish Flamel with, nor intentionally concealed from Flamel, any information in its possession concerning the transactions contemplated by this Agreement, which would be material to Flames decision to enter into this Agreement and to undertake the commitments and obligations set forth herein.

6.3.          Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR MANDATED BY APPLICABLE LAW (WITHOUT THE RIGHT TO WAIVE OR DISCLAIM), NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PRODUCT, ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MA ITE,R OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF PERFORMANCE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 7
CONFIDENTIALITY AND EXCHANGE OF INFORMATION

7.1.          Confidential Information. Except as expressly provided herein, the Parties agree that, for the Term of this Agreement and for five (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

(i)	was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

(ii)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

18

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(iv)	was independently developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party; or

(v)	was subsequently disclosed to the receiving Party by a person other than a Party without breach of any legal obligation to the disclosing Party.

7.2.          Permitted Disclosures. Each Party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in connection with the conduct of the development activities to be conducted hereunder, in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

7.3.          Public Announcements. No public announcement or any other disclosure, including under a Confidentiality Disclosure Agreement, to Third Parties concerning the existence of, terms, or subject matter or termination of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure; provided, however, that in the case of disclosures made by Flamel to a bona fide financial analyst for modeling and valuation purposes under a confidentiality agreement, Flamel shall provide GSK advance written notice of such disclosure (as set forth below), but shall not be obligated to obtain GSK's consent. The Party desiring to make any such public announcement or other disclosure (including those which are legally required or may be required for recording purposes) shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which shall be at least five (5) business days prior to release of such proposed announcement or disclosure, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, substantially in the form attached hereto as Schedule 7.3. Thereafter, Flamel and GSK may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

19

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

7.4.          Third Party Publications. Nothing herein shall be construed to prevent GSK from disclosing any information received from Flamel hereunder: (i) to a Third Party contract manufacturer of GSK, subject to the consent of Flamel, such consent not to be unreasonably withheld; or (ii) to an Affiliate, sublicensee, distributor, Third Party research or clinical contractor, of GSK, without the consent of Flamel, provided, that in all cases of disclosure under clause (i) or (ii) above, the party to whom such disclosure is made shall have undertaken a similar obligation of confidentiality with respect to the Confidential Information. Neither Party shall submit for written or oral publication any manuscript, abstract or the like which includes data or other information pertaining to Product or Formulation without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld, and shall be given or refused no later than thirty (30) days from the date of receipt by the reviewing Party.

7.5.          Bankruptcy. All Confidential Information disclosed by one Party to the other shall remain the intellectual property of the disclosing Party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party shall promptly notify the court or other tribunal (i) that Confidential Information received from the other Party under this Agreement remains the property of the other Party, and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

ARTICLE 8
INDEMNIFICATION

8.1.          Indemnification of GSK. Flamel shall indemnify and hold harmless GSK and its Affiliates, and their respective directors, officers, employees, agents and counsel, and the successors and assigns of the foregoing (the "GSK Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a GSK Indemnitee, arising from or occurring as a result of: (i) the infringement of a Third Party's patent rights, trademarks or other intellectual property rights by reason the grant of an exclusive license to GSK, or the manufacture by GSK, an Affiliate, or a Third Party, or the use, sale, offer to sell, or importation by GSK in the Territory, in accordance with Article 2 of this Agreement; or (ii) the development and/or manufacture of Product by Flamel or its Affiliates or sublicensees; or (iii) Flamel's material breach of any representation or warranty set forth in Section 6.1.1, except, in each case, to the extent caused by the negligence or willful misconduct of GSK or to the extent that GSK is obligated to indemnify Flamel under Section 8.2 below.

20

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

8.2.          Indemnification of Flamel. GSK and its Affiliates shall indemnify and hold harmless Flamel and its Affiliates and their respective directors, officers, employees, agents and counsel and the successors and assigns of the foregoing (the "Flamel Indemnitees"), from and against any and all liabilities, damages, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a Flamel Indemnitee or a sublicensee, arising from or occurring as a result of: (i) the development, manufacture, marketing and/or commercialization of Product by GSK or its Affiliates or sublicensee; or (iii) GSK's material breach of any representation or warranty set forth in Section 6.1.2 except, in each case, to the extent caused by the negligence or willful misconduct of Flamel or to the extent that Flamel is obligated to indemnify GSK under Section 8.1.

8.3.          Procedure. A Party (the "Indemnitee") that intends to claim indemnification under this Article 8 shall promptly notify the other Party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, sublicensees or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8. At the Indemnitor's request, the Indemnitee under this Article 8, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

8.4.          Insurance Provisions. Immediately upon the first administration of Product to a human in the Territory by GSK, its Affiliates or its sublicensees, and for a period of five (5) years after the expiration of this Agreement or the earlier termination thereof, Flamel shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts set forth on Schedule 8.4. Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of Product in the Territory attributable to Flamel. Flamel shall provide written proof of the existence of such insurance to GSK upon request. Notwithstanding the foregoing, Flamel may satisfy its obligations under this Section 8.4 through self-insurance to the same extent.

8.5.          Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, TREBLE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF SECTIONS 8.1 AND 8.2 OF THIS ARTICLE 8 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY AND NOTHING IN THIS SECTION 8.5 IS INTENDED TO LIMIT GSK'S PAYMENT OBLIGATIONS EXPRESSLY REQUIRED UNDER ARTICLE 3.

21

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 9

TERM AND TERMINATION

9.1.          Term and Termination by GSK.

9.1.1.          Term. This Agreement shall commence on the Effective Date, and unless otherwise terminated pursuant to Section 9.2, 9.3 or 9.4, shall continue in full force and effect on a country by country basis until the later of: [***] from the date of the First Commercial Sale of Product in such country, or [***].

9.1.2.          Royalty Expiration. Upon expiration of GSK's royalty obligations under Section 9.1.1, GSK shall have a fully paid up, royalty free, perpetual, irrevocable, non-exclusive, worldwide license, with the right to sublicense and GSK shall be free to make, have made, use and sell Product and to use Flamel Know-How in the Territory, without further royalty payments or any other remuneration to Flamel.

9.2.          Termination for Material Breach. Either Party may terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and if such default is not corrected within [***] days after receiving written notice from the other Party with respect to such default, such other Party shall have the right to terminate this Agreement by giving written notice to the Party in default, provided the notice of termination is given within one (1) year of when the Party giving notice knew of the default and prior to correction of the default; provided that the time period for providing such notice of termination shall be extended for so long as the Parties are engaged in good faith negotiations to resolve the situation.

9.3.          Termination for Insolvency; Retention of License. If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination. Notwithstanding the bankruptcy of a Party, or the impairment of performance by a Party of its obligations under this Agreement as a result of bankruptcy or insolvency of such Party, and subject to such Party's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement, the other Party shall be entitled to retain the licenses under the terms and conditions granted herein.

9.4.          Termination for Convenience by GSK. GSK may terminate this Agreement in its sole discretion for any reason on a country-by-country basis, or in its entirety, by giving Flamel at least ninety (90) days written notice thereof at any time.

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9.5.          General Effect of Termination.

9.5.1.          Accrued Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability that, at the time of such termination, has already accrued to the other Party or that is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity that have accrued or are based upon any event occurring prior to such termination.

9.5.2.          Return of Materials. Upon any termination of this Agreement, GSK and Flamel shall promptly return to the other Party all materials and tangible Confidential Information received from the other Party (except one copy of which may be retained by legal counsel for archival purposes).

9.5.3.          Stock on Hand. In the event this Agreement is terminated for any reason after commencement of commercial sales of Product by GSK and/or its Affiliates and sublicensees, GSK and its Affiliates and sublicensees shall have the right to sell or otherwise dispose of the stock of any Products then on hand for a period of six (6) months after the date of termination, subject to Article 3 and the other applicable terms of this Agreement, including, but not limited to, royalty obligations.

9.5.4.          Licenses. In the event of termination by GSK pursuant to Section 9.4 or termination by Flamel under Section 9.2 due to GSK's material breach, the licenses granted to GSK under Section 2.1 shall terminate. In the event of termination by GSK pursuant to Section 9.2 due to Flamel's material breach, all licenses granted by Flamel to GSK under Section 2.1 shall survive and continue in full force, and GSK shall be obligated to continue to make payments under Article 3 to Flamel to the extent GSK continues to develop, use, market, sell or import Product in the Territory.

9.5.5.          Survival of Section 2.3. In the event of termination by GSK pursuant to Section 9.2, 9.3, or 9.4, the provisions of Section 2.3 shall survive and continue in full force.

9.6.          Bankruptcy Provisions. All rights and distribution rights granted under or pursuant to the Agreement by Flamel to GSK are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties agree that GSK, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by GSK of its preexisting obligations under the Agreement. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Flamel under the U.S. Bankruptcy Code, GSK shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to GSK (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by GSK, unless Flamel elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Flamel upon written request therefore by GSK, provided, however, that upon Flamel's (or its successor's) written notification to GSK that it is again willing and able to perform all of its obligations under this Agreement, Flamel shall promptly return all such tangible materials to GSK, but only to the extent that Flamel does not require continued access to such materials to enable GSK to perform its obligations under this Agreement.

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9.7.          Survival. Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 (all to the extent owed or unpaid); 5.5 (with respect to infringements that occur during the Term); 5.6 (as applied to any matters surviving under Section 5.5), 3.12, and 3.13 (for the time period provided therein); and Sections 2.1, 2.3, 5.1, 5.7 and Articles 1, 6, 7, 8, 9 and 10 shall survive the expiration or termination of this Agreement for any reason. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement shall also survive, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1.          Governing Law. This Agreement shall be deemed to have been made in the United States, and its form, execution, validity, construction and effect shall be determined in accordance with, and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws principles.

10.2.          Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term

10.3.          Assignment. This Agreement shall not be assignable by either party without the written consent of the other party, except that either Party may assign this Agreement, without such consent, to (i) an Affiliate of such Party; or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, (whether by merger, reorganization, acquisition, sale, or otherwise) and agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties. Nothing in this Section 10.3 shall be construed to prevent GSK from sublicensing its rights to develop, manufacture or commercialize Product under this Agreement.

10.4.          Notices. Any notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx)), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties, or such other address as may be specified in writing to the other Parties hereto:

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if to GSK:	GlaxoSmithKline 709 Swedeland Road King of Prussia, PA 19406 Attention: Senior Vice President, Business Development Telephone: 610-270-5397 Telecopy: 610-270-5962

with copies to:

GlaxoSmithKline

Corporate Legal Department

2301 Renaissance Blvd.

Mail Code RN0220

King of Prussia, PA 19406-2772

Attention:     Senior Vice President and Assistant

General Counsel - R&D Legal

Operations

Telephone:    610-787-3626

Telecopy:      610-787-7084

if to Flamel:

Flamel Technologies, S.A.

Parc Club du Moulin a Vent

33 Avenue du Docteur Georges Levy

69693 Venissieux Cedex

France

Attention:     Dr. Gerard Soula

President and Chief Executive Officer

Telephone:    334 7278 3434

Telecopy:      334 7278 3435

With a coy to:	Flamel Technologies, S.A. 2121 K Street, Suite 650 Washington, D.C. 20037 Attention: Stephen H. Willard Chief Financial Officer and General Counsel Telephone: 202-862-8400 Telecopy: 202-862-3933

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10.5.          Force Majeure. Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, terrorism, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution including the possible termination of this Agreement.

10.6.          Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute GSK or Flame' as partners or joint venturers in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

10.7.          Other Obligations. Except as expressly provided in this Agreement or as separately agreed upon in writing between Flamel and GSK, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

10.8.          Severability. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of the above, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

10.9.          Further Assurances. At any time or from time to time on and after the date of this Agreement, either Party shall at the request of the other Party (i) deliver to the requesting Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

10.10.         Entire Agreement. This Agreement constitutes the entire agreement, both written and oral, with respect to the subject matter hereof, and supersedes and terminates all prior or contemporaneous understandings or agreements, whether written or oral, between GSK and Flamel with respect to such subject matter, excluding the Feasibility Agreement. The Exhibits and Schedules to this Agreement, and the terms and conditions incorporated in such Exhibits and Schedules will be deemed integral parts of this Agreement and all references in this Agreement to this Agreement encompass such Exhibits and schedules and the terms and conditions incorporated in such Exhibits and Schedules. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement. To the extent that there is any inconsistency between this Agreement and the Feasibility Agreement, this Agreement shall govern, except to the extent that this Agreement grants rights greater than those granted under the Feasibility Agreement, in which case the Feasibility Agreement shall control.

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10.11.         Headings. The captions to the Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

10.12.         Rules of Construction.

10.12.1.          Joint Draftsmanship. The Agreement will be construed as if both parties drafted the Agreement jointly, and will not be construed against either party as principal drafter.

10.12.2.          Time References. Unless otherwise provided, all references to months, quarters or years are references to calendar months, calendar quarters or calendar years.

10.12.3.          Laws. Any reference to any federal, national, state, local or foreign statute or law will be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

10.12.4.          English Language. The English language version of this Agreement will control and any translations of this Agreement will be for convenience purposes only for the Party making such translation and do not embody any agreement between the Parties.

10.13.         No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Flamel and GSK, and no Third Party will have any rights whatsoever to (i) enforce any obligation contained in this Agreement, (ii) seek a benefit or remedy for any breach of this Agreement, or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

10.14.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

The Remainder of this Page Left Intentionally Blank.

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IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be duly executed by their authorized representatives as of the Effective Date.

FLAMEL TECHNOLOGIES, S.A.	SB PHARMCO PUERTO RICO, INC.

By:		By:
Name:	Gèrard Soula	Name:	Jean-Pierre Garnier
Title:	President and CEO	Title:	Attorney-in-Fact

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SCHEDULE 1.14

FLAMEL PATENT RIGHTS

Title	Owner	Country	Dèpôt/Filing Date	Filing No	Acceptation/ No of Grant	Date of Grant
Microcapsules General principle	FT	Argentina	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Brazil	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Canada	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Europe	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	France	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	France	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Germany	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Great Britain	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	India	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Israel	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Italy	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Japan	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	PCT	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	South Africa	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	Spain	[***]	[***]	[***]	[***]
Microcapsules General principle	FT	USA	[***]	[***]	[***]	[***]
Microencapsulated Aspirin	FT	Europe	[***]	[***]	[***]	[***]
Microencapsulated Aspirin	FT	France	[***]	[***]	[***]	[***]
Microencapsulated Aspirin	FT	Japan	[***]	[***]	[***]	[***]
Microencapsulated Aspirin	FT	USA	[***]	[***]	[***]	[***]
Microencapsulated Aspirin	FT	USA	[***]	[***]	[***]	[***]
Micropump II	FT	France	[***]	[***]	[***]	[***]
Micropump II	FT	PCT	[***]	[***]	[***]	[***]
Mattawan multimicrocapsulaire	FT	France	[***]	[***]	[***]	[***]
Metforrnin multimicrocapsulaire	FT	POT	[***]	[***]
Metforrnin bitherapie	FT	France	[***]	[***]
Microcaspsules "delayed release"	FT	France	[***]	[***]
Micropump surenrobe pour compression	FT	France	[***]	[***]

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SCHEDULE 1.30
FLAMEL WORK PLAN

TECHNICAL PROJECT

Carvedilol MR

PHASE 2 / Development - Scale-up

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1.	INTRODUCTION

The goal of this project is to achieve a modified release formulation of Carvedilol (MR) permitting to optimize its efficacy.

FLAMEL has developed two (2) once a day controlled release systems that are tested in a phase I clinical study :

-	the first one, using FLAMEL's Micropump I technology, must continuously release the active during five (5) to ten (10) hours,

-	the second one, using FLAMEL's Micropump 11 technology, must display a lag time of one (1) to two (2) hours and then release the Carvedilol during five (5) to (8) hours.

One of the formulations tested should display the targeted releasing profile.

2.	OBJECTIVES

The main objectives of this project for 2003 are the following:

-	to develop an industrial manufacturing process for the selected modified release system,

-	to produce batches of Micropump I or Micropump II for the strength range clinical study planned for June 2003,

-	to produce the clinical batches with the industrial manufacturing equipment , at the appropriate batch size, for the phase ill clinical study planned for January 2004,

-	to carry out a large scale manufacture (qualification) campaign of selected formulations in conjunction with the preparation of Phase al clinical trial supplies to allow GSK to initiate an official stability program for registration,

-	to manufacture of phase Di clinical trial supplies will be addressed in the Supply Agreement referenced in Section 4.7 of the Agreement.

3.	FLAMEL TECHNOLOGIES PROPOSAL

In 2002, under the terms of the Feasibility Agreement, FLAMEL adapted its Micropump I and II technology to Carvedilol. Initially, Carvedilol free base was used. Subsequently, the Carvedilol phosphate salt was preferred to be tested in a phase I clinical study.

The results of the phase I clinical study will identify a formulation that can be selected for additional clinical and other studies to more fully characterize the pharmacokinetic, pharmacodynamic and pharmaceutical behaviors of the chosen formulation.

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In 2003, FLAMEL will conduct additional formulation, development and optimization work in parallel to the phase II clinical studies in order to determine the suitability of the chosen formulation for possible use in phase III clinical studies.

4.	PROJECT SPECIFICATIONS AND DEFINITIONS

The specifications of the product corresponding to the formulation chosen will be defined by GSK in collaboration with FLAMEL.

GSK will supply the documentation necessary for the development work.

GSK will supply the Carvedilol phosphate and free base necessary for the development program.

FLAMEL will optimize and validate a manufacturing process to produce a Carvedilol MR formulation at commercial scale.

FLAMEL will develop and validate analytical methodologies to support the selected formulations.

5.	WORK PROGRAM

The work program is built around several key issues and predefined dates that imply the list of actions given below:

-	choice of the technology and the formulation by mid April 2003;

-	completion of manufacturing of the additional phase I clinical batches by May 2003;

-	commencement of additional phase II clinical study by June 2003;

-	commencement of large-scale manufacture (qualification) campaign for the clinical phase III study supplies on sixty (60) kg batches by July 2003;

-	delivery of the selected Micropump formulation for manufacture of the phase al clinical batches, including transfer of blending and encapsulation processes and analytical methods, by September 2003;

-	GO/NO-GO decision on the formulation by November 2003;

-	commencement of the phase III clinical study by January 2004.

The following program describes the actions to be performed by FLAMEL:

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5.1	Laboratory Development.

The main objective of this work is to supply the information necessary for an NDA and to establish the basic performance characteristics of the formulation and process.

1.	Choice of the excipients.

2.	Microcapsules optimization.

3.	Optimization of the final formulation according to the dosage defined.

4.	Definition of the lots necessary for the in vivo / in vitro (3 profiles) correlation.

5.	Screening the dissolution test parameters to prove their suitability to the releasing profile tested (ICH guidelines).

6.	Support to the process development and scale-up.

7.	Complementary testing on pilot and industrial batches.

5.2	Process Development and Pilot Scale-Up.

The objective is to optimize the manufacturing process at the pilot scale (20 kg/batch) in terms of product quality, performance and yield, to be able to facilitate the scale-up of the process to the industrial equipment.

1.	Process optimization: microcapsules manufacturing (20 kg/batch)
-	Layering
-	Carvedilol phosphate yield optimization
-	Strength of the deposited layer of active Spray-coating
-	Process parameters optimization
-	Reproducibility
-	Microcapsules characterization
-	Active ingredient (A.I.) content.
-	SEM characterization of the layer 1 Coating %
-	Microcapsules distribution size
-	Physical properties (density , flowing)
-	Consistency of release rates

2.	Capsule filling optimization process
-	Microcapsules lubrication with Mg St,
-	Capsule filling Characterizations

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5.3	Industrial Scale-Up.

This Section 5.3 will form the basis of the Supply Agreement and will be superceded by the Supply Agreement. The objective is to precisely define the industrial manufacturing equipment needed, to install it and to optimize the different manufacturing stages to achieve the batch size needed for the clinical phase III batches; provided, however, that FLAMEL shall not be entitled to purchase new equipment at the expense of GSK without the prior written consent of GSK. Moreover, the optimized process will permit to achieve a qualification campaign by July 2003 and to start the ICH stabilities for the NDA.

1.	Precise definition of the industrial manufacturing equipment.
-	Technical trials
-	Definition and installation of the technical options on the industrial equipment

2.	Microcapsules Process scale-up and optimization. (60 - 120 kg/batch)
-	Layering
-	Suspension of A.I. optimization
-	Yield optimization.
-	Spray-coating
-	Process parameters
-	Robustness
-	Microcapsules characterization.

3.	Capsule filling
-	Blending with Mg Stearate and characterizations

4.	Process validation and manufacturing of 3 Q-batches
-	Microcapsules process validation on 3 Q-batches (60 — 120 kg / batch)
-	Blending validation : Mg Stearate
-	Capsule filling validation
-	Packaging
-	Starting ICH stabilities

5.4	Analytical Development

This Section 5.4 will form the basis of the Supply Agreement and will be superceded by the Supply Agreement.

1.	Methods validation

2.	Accelerated stabilities on development batches

3.	Testing of development and scale-up batches
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4.	Full testing on the pilot Q-batches according to the validation protocol

5.	Testing of the initial industrial scale-up batches.

6.	Transfer the analytical methodologies to GSK

6.	CLINICAL BATCHES MANUFACTURING

The manufacturing of clinical batches not discussed herein will be discussed between the parties and will be the subject of a separate workplan.

7.	QUANTITY OF ACTIVE INGREDIENT NECESSARY

The quantity of Carvedilol phosphate necessary for this project is estimated to about one hundred (100) kg. Half of that amount will be used for the lab and pilot program and the rest for the initial industrial scale-up work. The quantities necessary for the clinical batches will be estimated according to the specific needs. FLAMEL will also supply Carvedilol free base, depending on the formulation selected. The quantities of the Carvedilol free base will be agreed upon between the parties as appropriate.

8.	PLANNING AND BUDGET

The development program presented in this document commences January 2003 and ends December 2003.

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SCHEDULE 4.6

Existing Studies and Delivery of Clinical Supplies of Small Particle Micropump

1.	Blending studies of Carvedilol Immediate Release and Carvedilol Controlled Release pellets to support manufacture of phase 11 clinical supplies of Micropump 11 as discussed in the GSK/Flamel meeting in Lyon, France on February 3 and 4, 2003.

2.	Completion of additional development work and manufacture of clinical supplies to be used in phase I studies on the small size Carvedilol microcapsules as discussed in the GSKJF1amel meeting in Lyon, France on February 3 and 4, 2003.

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SCHEDULE 4.7

Key Supply Terms

Volumes and Commitments

•	GSK will provide both a three (3) year high level forecast and a fifteen (15) month forecast, the latter being updated at a minimum every six (6) months, with monthly updates to the three (3) months fixed by GSK firm order. These forecasts are not commitments and are for information purposes only; commitments shall be made by GSK firm order.

2.	Capacity
•	FLAMEL shall ensure it and its GSK approved suppliers have adequate capacity at all times to fulfill [***] of GSK's firm order(s) within the agreed lead in period.

3.	Term
•	[***] with the option for GSK to renew in one year increments unless in case of breach or insolvency

4.	Notice of Termination and Supply
•	In the event of termination, FLAMEL or GSK, as the case may be, shall provide at least [***] notice and FLAMEL shall supply all forecasted Product through the end of the notice of termination period; provided, however, and notwithstanding the foregoing, that in the event of termination by FLAMEL, FLAMEL will continue to supply GSK per the terms of the Supply Agreement until technology transfer from FLAMEL to GSK has been completed and GSK have in place a robust supply alternative to FLAMEL.

5.	Cost of goods

A.	Clinical Trial Supply

•	[***]

B	Launch stock & commercial supply

•	[***]

[***]

6.	Continuous Improvement Targets
•	FLAMEL and GSK shall agree on action plans and continuous improvement targets. [***]

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CONFIDENTIAL TREATMENT REQUESTED
[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

7.	Alternative Sources of Materials
•	In the event that GSK identifies alternative source(s) of supply for constituent elements of the product of equivalent quality from a Third Party on more favorable terms, then FLAMEL shall purchase such materials as GSK shall direct, provided that such materials can be used in accordance with this Agreement.

•	[***]

8.	Approvals
•	The manufacturing facility, GSK approved suppliers, materials, specifications, processes, storage facilities and transport utilized by FLAMEL shall be approved in advance by GSK and shall not be modified without GSK's prior approval.

•	No capital expenditures will be made by FLAMEL to support the development or manufacture of Product without GSK's prior, written approval.

•	The manufacturing facility, processes, storage facility and transport will comply with all relevant and applicable standards, including Current Good Manufacturing Practices (cGMPs41), as defined by the US FDA's Code of Federal Regulations (CFR) parts 210, 211, and 820, as applicable, and to permit FDA (or other regulatory agency) inspections of any facilities in which GSK products are produced.

•	FLAMEL shall ensure excipients and all other materials used in the manufacturing meet the agreed specifications.

9.	Identity Testing
•	Following delivery of GSK active and prior to its use in manufacture, FLAMEL shall conduct identity tests and all other tests required to determine compliance with the corresponding specification.

10.	Supply Chain Optimization
•	FLAMEL and GSK will work together to identify, develop and implement the optimum robust supply chain for manufacture and supply.

11.	Inspection
•	GSK shall have the right to undertake all inspections, tests and batch sampling.

12.	Yield
•	GSK and FLAMEL will agree on the specifications for batch yield along with an acceptable range for batches manufactured by FLAMEL. FLAMEL will be liable all costs, including the cost of Carvedilol, for batches that do not meet the yield criteria.

13.	Batch Failures
•	GSK shall pay for good in-specification batches only, delivered in accordance with the requirements of the GSK firm order and terms of the Supply Agreement.

39

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

14.	Contingency Stock Holding
•	FLAMEL shall maintain a contingency stock holding at levels agreed with GSK, sufficient to ensure continuous supply of product to GSK

15.	Rejection
•	GSK shall have the right to reject product that does not comply in quantity or quality with the GSK firm order and the Agreement.

16.	Title
•	Title shall transfer to GSK upon receipt and acceptance by GSK. The transfer of title shall not release FLAMEL from any of its rights and responsibilities under this agreement.

17.	Payment
•	GSK shall pay FLAMEL within [***]

18.	Key Performance Indicators
•	GSK and FLAMEL shall agree performance indicators to measure supply requirements.

19.	Insurance
•	GSK and FLAMEL shall agree upon insurance provisions that adequately protect the other party against the risk related to the first party's performance under the Agreement.

20.	Assignment
•	FLAMEL shall not at any time assign or sub-contract any of its rights, or obligations whatsoever in this Agreement to any third party

[***]

40

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 6.2

Exceptions To Representations And Warranties

1.	COREG® US AGREEMENT BY AND BETWEEN SMITHKLINE BEECHAM CORPORATION, SMITHKLINE BEECHAM PLC AND HOFFMANN-LA ROCHE LTD., DATED AUGUST 30, 2000 WHEREBY ROCHE HAS GRANTED GSK RIGHTS TO CARVEDILOL IN THE US AND CANADA AND GSK HAS THE OBLIGATION TO OFFER ROCHE A SUBLICENSE TO THE PRODUCT FOR THE ROCHE TERRITORY.

41

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 7.3

Press Release

GlaxoSmithKline and Flamel Technologies

Announce License Agreement

LONDON, England and LYON, France March 28, 2003 GlaxoSmithKline (LSE and NYSE:GSK - news) and Flamel Technologies S.A. (NASDAQ:FLML - news) announced today that they have entered into an agreement whereby Flamel has licensed its controlled-release Micropump® technology to GlaxoSmithKline (`GSK') to develop a new formulation for an undisclosed existing product. Flamel will receive an upfront payment of $2M and additional milestone payments upon achievement of certain events, and royalties on sales of the product. Based on the continued successful development and commercialisation of this formulation, GSK and Flamel estimate that payments to Flamel could range up to $45 million by the end of the first year following launch, of which $25M is attributable to the product reaching certain milestones. Flamel may also participate in the manufacture of product. Additional terms of the agreement have not been disclosed.

Gerard Sonia, PhD., president and chief executive officer of Flamel, said "We are very excited about this new development agreement with GSK. We are confident of the potential of Micropump technology for these large, and still growing, markets. This additional agreement further demonstrates the interest of major worldwide pharmaceutical companies in our versatile technology platforms. Moreover, this is our second license agreement with GSK within the past nine months, based on Micropump technology. It confirms the common interest of the two companies to work together. I am very pleased and proud to see GSK, one of the world's premier pharmaceutical companies, expand its relationship with Flamel."

Lawson Macartney, DVM., PhD., FRCPath, Head of the Cardiovascular, Metabolic and Urology Therapeutic Areas, GSK, added, "This collaboration will help us to maintain our leadership in product research and development. We are eager to develop with Flamel leading technologies within our therapeutic areas with the objective of providing the next generation of medicines."

GlaxoSmithKline - one of the world's leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

Flamel Technologies, S.A. is a biopharmaceutical company principally engaged in the development of two unique polymer-based delivery technologies for medical applications. Flamers Micropump® technology is a controlled release and taste-masking technology for the oral administration of small molecule drugs. Flamel's Medusa® nano-particulate technology is designed to deliver therapeutic proteins. Flamel's expertise in polymer science has also been instrumental in the development of a photochromic eyeglass lens product now marketed by Corning Inc.

42

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

This document contains a number of matters, particularly as related to the status of various research projects and technology platforms, that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The presentation reflects the current view of management with respect to future events and is subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. These risks include risks that products in the development stage may not achieve scientific objectives or milestones or meet stringent regulatory requirements, uncertainties regarding market acceptance of products in development, the impact of competitive products and pricing, and the risks associated with Flamel's reliance on outside parties and key strategic alliances. These and other risks are described more fully in Flamel's Annual Report on the Securities and Exchange Commission Form 20-F for the year ended December 31, 2000. Flamel assumes no obligation to update any forward-looking statements.

43

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 8.4

Flamel Insurance

44